23 Consent of experts and counsel

                     INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the Registration Statement of Tollycraft Yacht Corporation on Form S-8 of our report dated October 2, 1997, appearing in the Annual Report on Form 10-K of Tollycraft Yacht Corporation for the year ended December 31, 1996 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

                                       Isler & Co., LLC
                                       Portland, Oregon
                                       November 19, 1997